EXHIBIT 10.18
CONFIDENTIAL TREATMENT REQUESTED BY NOVABAY PHARMACEUTICALS, INC.

AMENDMENT N°1

TO THE COLLABORATION AND LICENSE AGREEMENT

THIS AMENDMENT N°1 (the “Amendment”) is entered into as of this 1st day of December, 2009 (“Effective Date”), by and between NovaBay Pharmaceuticals, Inc., a California corporation, having its principal place of business at 5980 Horton Street, Suite 550, Emeryville, California 94608 (“Novabay”), and Galderma S.A. a Swiss corporation, having its principal place of business at World Trade Center – 2 avenue Gratte-Paille – CP 552 CH-1000 Lausanne, Switzerland (“Galderma”),

WHEREAS, Galderma and Novabay have entered into a COLLABORATION AND LICENSE AGREEMENT, effective as of March 20, 2009 (the “Agreement”) under which they have agreed to collaborate to develop and obtain regulatory approval for, and commercialize, pharmaceutical products incorporating Collaboration Compounds in the Field; and

WHEREAS, upon signature of the Agreement, the Parties had anticipated that the Acne Plan would focus on the feasibility of a solution formulation (hereinafter the “Solution”); and

WHEREAS, after signature of the Agreement, the Parties have agreed to also determine the feasibility of a gel formulation (hereinafter the “Gel”) in addition to the Solution; and

WHEREAS, in order to select the best formulation between the Solution and the Gel, both in terms of action on P. Acnes and in terms of local safety and tolerability, a two weeks tolerance study (hereinafter the “Two Weeks Tolerance Study” as defined in the Early Clinical Evaluation plan for Acne - April 29, 2009) will be performed, with results anticipated on January 10, 2010 at the latest; and

WHEREAS, the Parties agree to add a new milestone payment upon the completion of the Two Weeks Tolerance Study to Galderma’s satisfaction and to modify the amounts and timing for the payment of the Continuation Fee; and

NOW THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, the Parties agree as follows:

1.	Unless otherwise stated, all terms appearing herein with a capital letter shall have the meaning set forth in the Agreement.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY NOVABAY PHARMACEUTICALS, INC.

2.	The Parties agree to modify Section 1.3 as follow:

1.3           “Acne-Plan” shall mean the then current comprehensive plan (including timelines) for the following: (i) during the Initial Period, (A) appropriate study(ies) to determinate the feasibility of one or more formulations for an Acne Product (the “Formulation Feasibility Studies”) and (B) the Development of such an Acne Product for the Galderma Territory, through the completion of (a) the Two Weeks Tolerance Study with respect thereto, and (b) the first Phase II Clinical Trial with respect thereto (the “Acne POC”), and (ii) during the Continuation Period, further Development of Acne Products in the Field for the Galderma Territory through the Marketing Approval therefore.

3.	The Parties agree to complete Section 8.1.3 with the following clause:

“Formulation Feasibility” shall mean that preliminary non-clinical studies have shown that it should be feasible to produce a stable formulation of a Collaboration Compound that should also be able to meet minimum requirements for patient acceptability.  It does not imply that a final commercial formulation has been developed.  Formulation Feasibility shall be determined independently from the Completion of Preliminary Proof of Concept Study and any results thereof.

4.	The Parties agree to add the following Section 8.1.4:

8.1.4           Completion of Two Week Tolerance Study.  Upon the completion of the Two Weeks Tolerance Study to Galderma’s satisfaction and no later than January 10, 2010, [***].

5.	The Parties agree to modify Section 8.2.1 as follow:

8.2.1           Continuation Fee.  A non-refundable, non-creditable “Continuation Fee” in the applicable amount set forth in the table below based on the timing of such payment:

Timing	Amount of Continuation Fee
If paid on or before October 1, 2010	$[***]
If paid after October 1, 2010 but on or before December 31, 2010	$[***]
If paid after December 31, 2010 but on or before March 31, 2011	$[***]
If paid after March 31, 2011	$[***]

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY NOVABAY PHARMACEUTICALS, INC.

Provided that Galderma has given Novabay three and a half (3 and 1/2) months prior notice regarding study supplies, shipping date, requirements, quantities and approving specifications, it is hereby agreed that if Novabay fails to ship the non- clinical and/or the clinical study supplies in accordance with the agreed time schedule and Galderma’s shipping instructions, the above payment date shall be modified accordingly.  In particular, the Parties agree that late shipment of study supplies, even if the delay does not exceed a few days, may result in study cancellation or study postponement for several months, due to but not limited to, Galderma’s and/or CRO’s resources allocated to other projects, non-availability or agreement cancellation by study sites, clinical or organizational constraints linked to seasonality.  In such case, the timing for the Continuation fee shall be moved forward for a period equivalent to such postponement.

6.	All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this AMENDMENT N°1 TO THE COLLABORATION AND LICENSE AGREEMENT to be duly executed, effective as of the Effective Date, by their respective duly authorized officers.

GALDERMA		NOVABAY

By:	/s/ Humberto C Antunes	By:	/s/ Ramin Najafi
Name:	Humberto C Antunes	Name:	Ramin "Ron" Najafi, Ph.D.
Title:	CEO	Title:	CEO & Chairman

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***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.